Exhibit 10.(ii)

STRYKER CORPORATION

TERMS AND CONDITIONS

RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED

PURSUANT TO THE 2006 LONG-TERM INCENTIVE PLAN

1. The Options to purchase Shares of Stryker Corporation (the “Company”) granted to you during 2010 are subject to these Terms and Conditions Relating to Nonstatutory Stock Options Granted Pursuant to the 2006 Long-Term Incentive Plan (the “Terms and Conditions”) and all of the terms and conditions of the Stryker Corporation 2006 Long-Term Incentive Plan, as amended (the “Plan”), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions and the terms of the Plan, the provisions of the Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the Plan.

2. Upon the termination of your employment with the Company or a Subsidiary, your right to exercise the Options shall be only as follows:

(a) If your employment is terminated by Retirement (as such term is defined in the Plan or determined under local law), you or your estate (in the event of your death after such termination) shall have the right, at any time on or prior to the 10th anniversary of the grant date, to exercise the Options with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase Shares had accrued on or before the last day on which you were an Employee of the Company or any Subsidiary.

(b) If your employment is terminated by reason of Disability (as such term is defined in the Plan or determined under local law) or death, your estate shall have the right, for a period of one year following such termination, to exercise the Options with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the date of such termination.

(c) If you cease to be an Employee of the Company or a Subsidiary for any reason other than those provided in (a) or (b) above, you or your estate (in the event of your death after such termination) may, within the thirty (30)-day period following such termination, exercise the Options with respect to only such number of Shares as to which the right of exercise had accrued on or before the Termination Date. If you are a resident of or employed in the United States, “Termination Date” shall mean the effective date of termination of your employment with the Company or a Subsidiary. If you are resident or employed outside of the United States, “Termination Date” shall mean the earliest of (i) the date on which notice of termination is provided to you, (ii) the last day of your active service with the Company or a Subsidiary, or (iii) the last day on which you are an Employee of the Company or a Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

(d) Notwithstanding the foregoing, the Options shall not be exercisable in whole or in part (i) after the 10th anniversary of the grant date, or (ii) except as provided in Section 3(c) hereof or in the event of termination of employment because of Disability, Retirement or death, unless you shall have continued in the employ of the Company or one of its Subsidiaries for one (1) consecutive year following the date of grant of the Options.

(e) Notwithstanding the foregoing, if you are eligible for Retirement but cease to be an Employee of the Company or a Subsidiary for any other reason before you retire, your right to exercise the Options shall be determined as if your employment ceased by reason of Retirement.

(f) If you are both an Employee and a Director, the provisions of this Section 2 shall not apply until such time as you are neither an Employee nor a Director of the Company.

(g) If you are resident or employed in a country that is a member of the European Union, the grant of the Options and these Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Options is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

3. The number of Shares subject to the Options and the price to be paid therefore shall be subject to adjustment and the term and exercise dates hereof may be accelerated as follows:

(a) In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore subject to the Options the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled. The Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Common Stock shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the Options, such adjustments shall be made in accordance with such determination.

(b) Fractional Shares resulting from any adjustment in the Options may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.

(c) The Committee shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any merger or consolidation of the Company with or into any other corporation, to amend the Options to permit the exercise of the Options prior to the effectiveness of any such transaction and to terminate the Options as of such effectiveness.

4. To exercise the Options, you must complete the on-line exercise procedures as established through UBS, the outsourced stock plan administration vendor, at www.ubs.com/onesource/SYK. As part of such procedures, you shall be required to specify the number of Shares that you elect to purchase and the date on which such purchase is to be made, and you shall be required to make full payment of the Exercise Price. An Option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the Exercise Price (other than any fractional share payment) are provided. The exercise date will be defined by the New York Stock Exchange (NYSE) trading hours. If an exercise is completed after the market close or on a weekend, the exercise will be dated the next following business day.

The Exercise Price may be paid in such manner as the Committee may specify from time to time in its sole discretion and as established through UBS, including (but not limited to) the two following methods: (i) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that does not exceed the aggregate Exercise Price and will receive a cash payment from you to the extent of any remaining balance of the aggregate Exercise Price or (ii) cash payment.

5. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and the Subsidiary that employs you (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the exercise of the Options, the subsequent sale of any Shares acquired pursuant to the Options and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items.

Prior to the delivery of Shares upon exercise of your Options, if your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a portion of the Shares (in whole numbers only; no fractional Shares will be withheld or issued pursuant to the exercise of the Options hereunder) otherwise issuable upon exercise of the Options that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. To the extent the number of Shares withheld is insufficient to settle your obligation for the Tax-Related Items, you will be required to make a direct payment to the Company to the extent of any remaining balance of the aggregate Tax-Related Items (or the Company may, in its discretion, withhold such remaining balance from your regular salary and/or wages if permitted under applicable law). In the event the withholding requirements are not satisfied through the withholding of Shares or, through your regular salary and/or wages, or other amounts payable to you, no Shares will be issued to you (or your estate) upon exercise of the Options unless and until satisfactory arrangements (as determined by the Board of Directors)

have been made by you with respect to the payment of any Tax-Related Items which the Company and the Subsidiary that employs you determines, in its sole discretion, must be withheld or collected with respect to such Options. By accepting these Options, you expressly consent to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the Options and any Shares delivered in payment thereof are your sole responsibility.

The Options are intended to be exempt from the requirements of Code Section 409A. The Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent. If the Company determines that these Terms and Conditions are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion, and without your consent, amend these Terms and Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.

6. If you were required to sign the “Stryker Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement” or a similar agreement in order to receive the Options or have previously signed such an agreement and you breach any non-competition, nonsolicitation or nondisclosure provision or provision as to ownership of inventions contained therein at any time while employed by the Company or a subsidiary or during the one-year period following termination of employment, any unexercised portion of the Options shall be rescinded and you shall return to the Company all Shares that were acquired upon exercise of the Options that you have not disposed of and the Company shall repay you an amount for each such Share equal to the lesser of the Exercise Price or the Fair Market Value of a Share at such time. Further, you shall pay to the Company an amount equal to the profit realized by you on all Shares that were acquired upon exercise of the Options that you have disposed of. For purposes of the preceding sentence, the profit shall be the difference between the Exercise Price and the Fair Market Value of the Shares at the time of disposition.

7. The Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you. If you shall purport to make any transfer of the Options, except as aforesaid, the Options and all rights thereunder shall terminate immediately.

8. If you are resident or employed outside of the United States, you agree, as a condition of the grant of the Options, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the Options) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

9. The Options shall not be exercisable in whole or in part, and the Company shall not be obligated to issue any Shares subject to the Options, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933, or other Federal, State or non-U.S. statutes having similar requirements, as in effect at the time. The Options are subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to the Options under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Options, the Options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

10. The grant of the Options shall not confer upon you any right to continue in the employ of the Company nor limit in any way the right of the Company to terminate your employment at any time. You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the exercise of the Options until the date of issuance of such Shares.

11. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Options under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, the vesting provisions and the exercise price. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with the Company.

12. Your participation in the Plan is voluntary. The value of the Options and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the Plan, including the grant of the Options, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

13. These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.

14. The Options are Nonstatutory Stock Options and shall not be treated as Incentive Stock Options.

15. The Company and the Subsidiary that employs you hereby notify you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the grant of the Options and your participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of your personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your ability to participate in the Plan. As such, you voluntarily acknowledge, consent and agree (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company and the Subsidiary that employs you hold certain personal information about you, including (but not limited to) your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from third parties, and the Company and the Subsidiary that employs you will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.

The Company and the Subsidiary that employs you will transfer Data as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and the Subsidiary that employs you may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan.

You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan. You may seek to exercise these rights by contacting your local HR manager.

16. The grant of the Options is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise you on whether you should purchase Shares under the Plan. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Options, you should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and you should carefully review all of the materials related to the Options and the Plan. In addition, you should consult with your personal advisor for professional investment advice.

17. All questions concerning the construction, validity and interpretation of the Options and the Plan shall be governed and construed according to the laws of the State of Michigan, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Options or the Plan shall be brought only in the state or federal courts of the State of Michigan.

18. The Company may, in its sole discretion, decide to deliver any documents related to the Options or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents be electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. If you are resident outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Options, be drawn up in English. If you have received these Terms and Conditions, the Plan or any other documents related to the Options translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

20. Notwithstanding any provisions of these Terms and Conditions to the contrary, the Options shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as are forth in the applicable Addendum to these Terms and Conditions. Further, if you transfer your residence and/or employment to another country reflected in the Addenda to these Terms and Conditions, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Any applicable Addendum shall constitute part of these Terms and Conditions.

21. The Company reserves the right to impose other requirements on the Options, any Shares acquired pursuant to the Options, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

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